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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 15, 2008

Dear Stockholder:

        A special meeting of stockholders will be held on Friday, February 29, 2008, at 1:00 p.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670. You are cordially invited to attend.

        The Notice of Special Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the postage-paid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the special meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

        A copy of InsWeb's Annual Report to Stockholders is available for your review on the InsWeb website at http://investor.insweb.com/sec.cfm. The Board of Directors and management look forward to seeing you at the special meeting.

Very truly yours,

Hussein A. Enan Chairman of the Board and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 29, 2008

TO THE STOCKHOLDERS:

        Please take notice that a special meeting of the stockholders of InsWeb Corporation, a Delaware corporation ("InsWeb"), will be held on Friday, February 29, 2008, at 1:00 p.m. local time, at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670, for the following purposes:

  •
  To consider and approve the 2008 Stock Option Plan.

        Stockholders of record at the close of business on February 8, 2008 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb's principal offices located at 11290 Pyrites Way, Suite 200, Gold River, California 95670.

By order of the Board of Directors,

L. Eric Loewe Senior Vice President, Secretary and General Counsel

Gold River, California
February 15, 2008

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of InsWeb Corporation, a Delaware corporation ("InsWeb" or the "Company"), for use at the special meeting of stockholders to be held on February 29, 2008, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this Proxy Statement is February 15, 2008, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

        The cost of soliciting proxies will be borne by InsWeb. In addition to soliciting stockholders by mail, InsWeb will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of InsWeb registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. InsWeb may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, InsWeb has retained American Stock Transfer & Trust Co., a registrar and transfer agent firm, for assistance in connection with the special meeting at no additional cost except for reasonable out-of-pocket expenses.

        On February 8, 2008, there were 4,642,259 shares of InsWeb's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the special meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. InsWeb's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of InsWeb a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT INSWEB

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of February 8, 2008, certain information with respect to the beneficial ownership of InsWeb's Common Stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb's Common Stock, (ii) each director of InsWeb, (iii) each of the the executive officers of InsWeb named in the Summary Compensation Table, and (iv) all current directors and executive officers of InsWeb as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
5% Stockholders
Hassan Elsawaf(3)	571,548	12.3%
Lloyd I. Miller III(4)	516,104	11.1%
Directors and Executive Officers
Hussein A. Enan(5)	1,705,943	28.1%
James M. Corroon(6)	74,606	1.2%
Dennis H. Chookaszian(7)	115,283	1.9%
Thomas W. Orr(8)	79,033	1.3%
Robert A. Puccinelli(9)	98,457	1.6%
Jaimie Pickles(10)	241,814	4.0%
William D. Griffin(11)
L. Eric Loewe(12)	176,620	2.9%
Todd R. Ewing(13)
Kiran Rasaretnam(14)	143,447	2.4%
Steven J. Yasuda(15)	70,569	1.2%
Current directors and executive officers as a group (11 persons)(16)	2,705,772	44.5%

*
Less than 1%.

(1)
The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Calculated on the basis of shares of Common Stock outstanding as of February 8, 2008. Shares of common stock subject to options presently exercisable or exercisable within 60 days of February 8, 2008, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

(3)
The address for Mr. Elsawaf is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(4)
Based on information contained in a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on March 27, 2007, the address for Mr. Miller is 4500 Gordon Drive, Naples, Florida 34102.

(5)
Includes 41,250 shares held by Mr. Enan's spouse. Also includes 452,864 shares subject to options exercisable within 60 days following February 8, 2008. The address for Mr. Enan is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(6)
Includes 74,606 shares subject to options exercisable within 60 days following February 8, 2008.

(7)
Includes 416 shares held by Mr. Chookaszian's spouse, which he disclaims beneficial ownership of. Also, includes 102,367 shares subject to options exercisable within 60 days following February 8, 2008.

(8)
Includes 79,033 shares subject to options exercisable within 60 days following February 8, 2008.

(9)
Includes 98,457 shares subject to options exercisable within 60 days following February 8, 2008.

(10)
Includes 240,265 shares subject to options exercisable within 60 days following February 8, 2008.

(11)
Mr. Griffin resigned as Chief Financial Officer of InsWeb, effective June 1, 2007. Includes shares subject to options exercisable within 60 days following February 8, 2008.

(12)
Includes 175,320 shares subject to options exercisable within 60 days following February 8, 2008.

(13)
Mr. Ewing's employment with InsWeb terminated on December 31, 2007. Includes shares subject to options exercisable within 60 days following February 8, 2008.

(14)
Includes 142,814 shares subject to options exercisable within 60 days following February 8, 2008.

(15)
Includes 68,934 shares subject to options exercisable within 60 days following February 8, 2008.

(16)
Includes 1,434,660 shares subject to options exercisable within 60 days following February 8, 2008.

General Corporate Governance Matters

Available Information

        You may obtain free copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports, as well as other Corporate Governance Materials on our website at http://investor.insweb.com, or by contacting our corporate office by calling (916) 853-3300, or by sending an e-mail message to investor@insweb.com.

        We electronically file our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission (SEC) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Any materials we file with the SEC are accessible to the public at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may also utilize the SEC's Internet website, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

Compensation Committee Interlocks and Insider Participation

        None of our Compensation Committee members is an officer or employee of the Company. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Compensation Committee.

Equity Compensation Plan Information

        InsWeb maintains three equity compensation plans that provide for the issuance of InsWeb Common Stock to employees, officers, directors, independent contractors and consultants of InsWeb and its subsidiaries. These consist of the 1997 Stock Option Plan (which expired on July 1, 2007), the Senior Executive Option Plan and the 1999 Employee Stock Purchase Plan, all of which have been approved by the stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,923,000	$5.90	606,000
Equity compensation plans not approved by security holders	—	—	—

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

        Our Compensation Committee oversees the design and administration of our executive compensation program.

        The principal elements of our executive compensation program are base salary, annual cash incentives based on company performance goals, equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon change of control. Our other benefits and perquisites consist of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance.

Compensation Program Objectives and Philosophy

        The objectives of our compensation programs are to:

  •
  attract, motivate and retain talented and dedicated executive officers,

  •
  provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

  •
  provide employees with long-term incentives so we can retain them and provide stability as the company grows.

        Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options based on company performance. In adjusting base salaries, the Compensation Committee reviews the individual contributions of the particular executive. The annual incentive compensation award is determined by the Compensation Committee based on company financial performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

        We define our competitive markets for executive talent to be the Internet and Insurance industries in northern California. We have not utilized any third party market specific compensation surveys to benchmark our executive compensation.

        The Compensation Committee reviews and approves all elements of compensation for each of our named executive officers, taking into consideration recommendations from our principal executive officer (for compensation other than his own).

Base Salaries

        The salary of our principal executive officer and the salaries of our named executive officers are set by the Compensation Committee. We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary to attract and retain an appropriate caliber of talent for the applicable position, and to provide a base wage that is not subject to risk relating to the Company's performance. We review base salaries for our named executive officers annually and the Company's performance and individual performance, including corporate financial objectives.

        Base salaries accounted for approximately 60% of total compensation for the principal executive officer and approximately 80% on average for our other named executive officers.

Annual Cash Incentives

        We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award based on achievement of specific Company financial targets. We provide annual cash incentive awards to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual financial goals. Incentive award thresholds vary by position. We review potential annual cash incentive awards for our named executive officers and other executives annually to determine award payments, if any, for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. We do not have a formal annual incentive plan, but at the beginning of each fiscal year, the amount of each annual cash incentive award and the related financial objectives are determined by the Compensation Committee.

        Target Award Opportunities.    Our cash incentive awards are based on achieving financial objectives set by the Compensation Committee annually. For 2006, the cash incentive awards were based on achieving profitability in the quarter ending December 31, 2006 for all named executives except Todd Ewing. Mr. Ewing's cash incentive awards for both year 2005 and year 2006 were based on the Term Life Agency achieving specific operating income targets. For the last completed fiscal year (year 2006), annual cash incentive opportunities for the named executive officers are summarized below.

	2005 Annual Cash Incentive Award Opportunity		2006 Annual Cash Incentive Award Opportunity
Name	Target	Amount Paid in Year 2006	Target	Amount Earned
Hussein A. Enan Chief Executive Officer	$—	$—	$—	$—
William D. Griffin Former Chief Financial Officer	$30,000	$—	$35,000	$—
L. Eric Loewe Senior Vice President, General Counsel and Secretary	$30,000	$—	$35,000	$—
L. James Pickles Executive Vice President, Business Development	$30,000	$—	$35,000	$—
Todd R. Ewing Former Senior Vice President, Agency Operations	$50,000	$44,000	$50,000	$—

        Annual cash incentives accounted for approximately 0% of total compensation for the principal executive officer and approximately 2% on average for our other named executive officers.

Equity Incentives

        We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive awards. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

        For our named executive officers, our stock option grants are of a size and term determined and approved by the Compensation Committee. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing shareholders' interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. All grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. For a discussion of the determination of the fair market value of these grants, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and the Use of Estimates."

        Stock option grants to executives are generally made at the first scheduled Compensation Committee and Board of Directors meeting of the new fiscal year. InsWeb's 1997 Stock Option Plan provided that, in the event of a change in control of InsWeb, any outstanding option that is not assumed or substituted by the acquiring corporation will become fully vested. Further, the option agreements applicable to options granted under the 1997 Stock Option Plan provide for full acceleration of vesting if, within 12 months following a change in control, the optionee's employment is terminated without cause or the optionee resigns for "good reason," as defined in such option agreements.

        The vesting of certain of our named executive officers' stock options is accelerated pursuant to the terms of the InsWeb Executive Retention and Severance Plan in certain termination and/or change in control events. These terms are more fully described in "Employment Contracts and Termination of Employment and Change of Control Arrangements."

        Long-term equity incentives accounted for approximately 38% of total compensation for the principal executive officer and approximately 14% on average for our other named executive officers.

Executive Benefits and Perquisites

        We generally provide for our named executive officers and other executives to receive the same general health and welfare benefits offered to all employees. We currently provide no other perquisites to our named executive officers and other executives. We also offer participation in our defined contribution 401(k) plan. We match employee contributions under our 401(k) plan.

        Personal benefits and perquisites accounted for approximately 2% of total compensation for the principal executive officer and our other named executives officers.

Other Elements of Compensation

        There were no other elements of compensation, such as pension benefits, for any of our executive officers.

Employment Contracts and Termination of Employment and Change of Control Arrangements

        We have no long-term employment agreements with any of our key personnel. However, the executive officers and certain other key members of management are eligible to participate in the InsWeb Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004. Participants in the Plan are entitled to receive cash severance payments and health and medical benefits in the event their employment is terminated in connection with a change in control. Participants will also receive the benefits if InsWeb terminates their employment other than for "cause" or if the participant voluntarily terminates his employment for "good reason" following certain specified actions by InsWeb. Upon any other termination of employment, the participant will be entitled only to accrued salary and any other vested benefits through the date of termination.

        Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to one year for the certain executive officers (at a rate equal to his then current base salary) and six months for other executive officers (at a rate equal to their then current base salary), there is no severance increase with a change in control.

Subsequent Events

        On January 25, 2007, the Compensation Committee of the Board of Directors (the "Committee") approved the 2007 compensation plan for the company's executive officers and senior management. The compensation plan is comprised of base compensation, incentive compensation and option grants. In approving the 2007 compensation plan, the Committee considered, among other things, compensation for comparable publicly traded companies in the financial services and Internet marketing sectors.

        As recommended by the Committee and approved by the Board of Directors, the 2007 base compensation for senior management, including the executive officers, will remain unchanged. The incentive compensation component applies to executive officers, other than the Chief Executive Officer, and other key managers of InsWeb. These individuals will receive between $15,000 and $30,000 if the year 2007 operating plan, which includes profitability, is achieved in fiscal 2007, subject to adjustments for expenses associated with stock option grants, bonuses and the senior management reorganization. In addition, the Chief Executive Officer received a performance based stock option grant of 50,000 shares, and the other executive officers and key managers received performance based option grants ranging between 5,000 and 15,000 shares. These performance options vest only upon achievement of the financial objectives referenced above in connection with the cash incentive bonus.

        Additionally, on January 25, 2007, the Committee approved and the Board of Directors ratified the 2007 compensation for non-employee members of the Board of Directors. Non-employee directors Mr. Corroon and Mr. Orr will receive an annual retainer for 2007 comprised of $20,000, payable on a quarterly basis, and an option grant of 13,333 shares, which vests over one-year. Non-employee directors Mr. Chookaszian and Mr. Puccinelli will receive an annual retainer for 2007 comprised of an option grant of 26,667 shares, which vests over one-year. The chairman of the Audit Committee, Mr. Orr, will receive an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 2007 through December 2007.

        On April 16, 2007, InsWeb Corporation announced a reorganization of its senior staff. Effective on that date: L. James Pickles, Executive Vice President, was promoted to President and Chief Operating Officer; Kiran Rasaretnam, Senior Vice President, Finance, was promoted to Chief Financial Officer, replacing William Griffin, who left the Company in June 2007; and Mr. Steve Yasuda, Vice President and Corporate Controller, was named Chief Accounting Officer. Also effective on that date, the Committee approved a proposal from the Chief Executive Officer, Hussein A. Enan, to reduce his salary for 2007 (including the period from January 1 through April 16) to $1 per month.

REPORT OF THE COMPENSATION COMMITTEE

        We have reviewed and discussed with management the Compensation Discussion and Analysis provisions included this proxy statement. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this annual report on Form 10-K.

COMPENSATION COMMITTEE Dennis H. Chookaszian (Chair) Thomas W. Orr Robert A. Puccinelli

Summary Compensation Information

        The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the year ended December 31, 2006 for (i) the Chief Executive Officer and the Chief Financial Officer of the Company, and (ii) each of the three other most highly compensated executives of the Company (determined as of December 31, 2006) (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Cash Salary	Equity In-lieu of Salary(1)	Bonus(1)	Options Awards(2)	All other Compensation(3)	Total Compensation
Hussein A. Enan Chairman of the Board and Chief Executive Officer	$192,308	$62,500	$—	$56,091	$8,981	$319,880
William D. Griffin(4) Former Chief Financial Officer	$221,769	$2,500	$—	$29,802	$4,447	$258,518
L. Eric Loewe Senior Vice President, Secretary and General Counsel	$185,923	$10,000	$—	$29,802	$3,710	$229,435
L. James Pickles Executive Vice President	$231,154	$9,428	$—	$44,197	$4,635	$289,414
Todd R. Ewing(5) Former Senior Vice President, Agency Operations	$200,000	$—	$44,000	$22,099	$10,389	$276,488

(1)
On September 28, 2006, the Compensation Committee of the Board of Directors approved a plan to allow members of the company's senior management to receive stock options in lieu of a portion of their base salary. All members of senior management participated including the Chief Executive Officer, the Chief Financial Officer and the General Counsel and Secretary. The salary reduction applied only to the base cash compensation earned by the individual from October 1, 2006 through March 31, 2007. Participation in the plan was voluntary, and the Chief Executive Officer, the Chief Financial Officer and the General Counsel and Secretary elected to participate. In connection with this plan, the Compensation Committee approved and the Board of Directors ratified an option grant of 94,697 options to the Chief Executive Officer, a grant of 3,788 options to the Chief Financial Officer and a grant of 15,152 options to the General Counsel and Secretary. An additional 20,705 options were granted to other members of the company's senior management team. These options were fully vested with an exercise price of $2.03 (determined by the closing price of InsWeb's common stock on Thursday, September 28, 2006).

(2)
Valuation based on the dollar amount of option grants (see "Grant of Plan-Based Awards" below) recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in "InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments."

(3)
Represents, primarily, employer contributions to InsWeb's 401(k) plan.

(4)
Mr. Griffin resigned as Chief Financial Officer on April 16, 2007, and his employment with InsWeb terminated in June 2007.

(5)
Mr. Ewing's employment with InsWeb terminated on December 31, 2007.

Grant of Plan-Based Awards

        The following table sets forth certain information with respect to the options granted during or for the year ended December 31, 2006 to each of our named executive officers.

GRANT OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Shares of Common Stock Underlying Options (#)	Exercise Price of Option Awards ($/Share)		Grant Date Fair Value of Option Awards(1)		Grant Date Fair Value of a Share(1)
Hussein A. Enan	4/20/2006 6/30/2006 9/28/2006	50,000 5,000 94,697	$ $ $	2.05 2.65 2.03	$ $ $	49,670 6,421 125,000	$ $ $	0.99 1.28 1.32
William D. Griffin	4/20/2006 9/28/2006	30,000 3,788	$ $	2.05 2.03	$ $	29,802 5,000	$ $	0.99 1.32
L. Eric Loewe	4/20/2006 9/28/2006	30,000 15,152	$ $	2.05 2.03	$ $	29,802 20,001	$ $	0.99 1.32
L. James Pickles	4/20/2006 7/25/2006 9/28/2006	40,000 6,250 1,894	$ $ $	2.05 2.70 2.03	$ $ $	44,197 8,178 2,500	$ $ $	0.99 1.31 1.32
Todd R. Ewing	4/20/2006	20,000		$2.05		$22,099		$0.99

(1)
Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in "InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments."

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the number of securities underlying outstanding option plan awards for each of the named executive officers at the fiscal year-end as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Individual Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Exercise Price Per Share		Expiration Date
Hussein A. Enan	41,667 100,000 500 500 500 500 5,000 150,000 5,000 5,000 94,697	— — — — — — — — — — —		$ $ $ $ $ $ $ $ $ $ $	6.12 4.95 3.05 1.40 1.90 2.85 4.75 2.79 3.25 2.65 2.03	4/17/2011 4/1/2012 7/16/2012 10/15/2012 1/28/2013 4/22/2013 7/1/2013 2/10/2015 7/1/2015 6/30/2011 9/28/2011
William D. Griffin(1)	16,667 40,000 45,000 25,000 25,000 13,333 3,788	— — — — — 6,667 —	(2)	$ $ $ $ $ $ $	6.24 4.95 2.05 5.00 2.79 2.05 2.03	5/7/2011 4/1/2012 4/1/2013 4/1/2014 2/10/2015 4/20/2011 9/28/2011
L. Eric Loewe	2,200 2,000 2,500 1,250 4,167 1,666 7,500 8,334 25,000 25,000 15,000 25,000 13,333 15,152	— — — — — — — — — — — — 6,667 —	(2)	$ $ $ $ $ $ $ $ $ $ $ $ $ $	30.00 64.00 270.00 152.25 84.00 16.13 12.94 6.12 4.95 2.05 5.00 2.79 2.05 2.03	11/16/2008 5/17/2009 7/21/2009 12/16/2009 2/1/2010 4/19/2010 7/18/2010 4/17/2011 4/1/2012 4/1/2013 4/1/2014 2/10/2015 4/20/2011 9/28/2011
L. James Pickles	5,000 1,875 1,166 1,666 2,500 6,667 25,000 45,000 25,000 25,000 16,667 — 3,472 1,894	— — — — — — — — — — 8,333 15,000 2,778 —	(2) (3) (4)	$ $ $ $ $ $ $ $ $ $ $ $ $ $	55.40 270.00 84.00 16.13 8.06 6.12 4.95 2.05 5.00 2.99 2.05 2.05 2.70 2.03	5/14/2009 7/21/2009 2/1/2010 4/19/2010 8/15/2010 4/17/2011 4/1/2012 4/1/2013 4/1/2014 4/1/2015 4/20/2011 4/20/2011 7/25/2011 9/28/2011
Todd R. Ewing(1)	25,000 15,000 2,083 —	— — 4,167 7,500	(2) (3)	$ $ $ $	4.75 2.99 2.05 2.05	1/5/2014 4/1/2015 4/20/2011 4/20/2011

(1)
Options held by Mr. Griffin and Mr. Ewing are forfeited unless exercised within 90 days of the termination of their employment.

(2)
These options vest in twelve equal monthly installments beginning on the date of grant (April 20, 2006).

(3)
These options vest 10% on the one, two, three and four year anniversaries of the grant date and 60% on the fifth year anniversary of the grant date (April 20, 2006).

(4)
These options vest in nine equal monthly installments beginning on the date of grant (July 25, 2006).

Option Exercises

        The following table provides the specified information concerning exercises of options to purchase InsWeb's Common Stock in the fiscal year ended December 31, 2006, by the persons named in the Summary Compensation Table above:

Name	Shares Acquired on Exercise	Value Realized
Hussein A. Enan	—	$—
William D. Griffin	—	$—
L. Eric Loewe	—	$—
L. James Pickles	—	$—
Todd R. Ewing	6,250	$16,541

Potential Payments Upon Termination or Change in Control

        Executive officers and certain other key members of management are eligible to participate in the InsWeb Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004. Participants in the Plan are entitled to receive cash severance payments and health and medical benefits in the event their employment is terminated in connection with a change in control.

        In the event the employment of any of our named executive officers were to be terminated without cause or for good reason as of December 31, 2006, or within 12 months following a change in control of InsWeb, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Name	Cash Severance
Hussein A. Enan	$—
William D. Griffin	$19,167 per month for 12 months
L. Eric Loewe	$16,667 per month for 12 months
L. James Pickles	$20,000 per month for 12 months
Todd R. Ewing	$16,667 per month for 6 months

        We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

        In the event the employment of any of our named executive officers were to be terminated without cause or for good reason as of December 31, 2006, or within 12 months following a change in control of InsWeb, the following individuals would be entitled to accelerated vesting of their outstanding stock options described in the table below:

Name	Value of Equity Awards: Termination Without Cause or For Good Reason	Value of Equity Awards: In Connection With a Change in Control(1)
Hussein A. Enan	None.	None.
William D. Griffin	None.	Fully vested; 168,788 options with a value of $80,022.
L. Eric Loewe	None.	Fully vested; 148,399 options with a value of $70,491.
L. James Pickles	None.	Fully vested; 160,907 options with a value of $78,278.
Todd R. Ewing	None.	Fully vested; 48,333 options with a value of $12,266.

(1)
Potential gains are net values based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 29, 2006, which was $3.18 per share.

Director Compensation

        Our non-employee directors are compensated by means of annual cash retainers and option grants, as well as being reimbursed for reasonable expenses incurred in attending meetings. For the year ended December 31, 2006, Mr. Corroon and Mr. Orr each received an annual retainer of $20,000 and an option grant for 20,000 shares. Mr. Puccinelli received an annual retainer of $10,000 and option grants for 27,000 shares. Mr. Chookaszian received an annual retainer of $10,000 and an option grant for 30,000 shares. As chairman of the Audit Committee, Mr. Orr received an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended.

        In addition, all directors, including employee directors, continue to receive an annual grant of options to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested at the time of grant. As with all options, the per-share exercise price of each such option will equal the fair market value of a share of Common Stock on the date of grant.

        The following table presents the compensation paid to each non-employee director during the year ended December 31, 2006:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation	Total Compensation
Dennis H. Chookaszian	$10,000	$36,223	$—	$46,223
James M. Corroon	$27,500	$26,289	$—	$53,789
Thomas W. Orr	$37,500	$26,289	$—	$63,789
Robert A. Puccinelli	$17,500	$33,348	$—	$50,848

(1)
Valuation based on the dollar amount of option grants (see "Grant of Plan-Based Awards" below) recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in "InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments."

Grant of Plan-Based Awards

        The following table sets forth certain information with respect to the options granted during the year ended December 31, 2006 to each of the Board of Directors.

GRANT OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Shares of Common Stock Underlying Options	Exercise Price of Option Awards ($/Share)		Grant Date Fair Value of Option Awards		Grant Date Fair Value of a Share(1)
Dennis H. Chookaszian	4/20/2006 6/30/2006	30,000 5,000	$ $	2.05 2.65	$ $	29,802 6,421	$ $	0.99 1.28
James M. Corroon	4/20/2006 6/30/2006	20,000 5,000	$ $	2.05 2.65	$ $	19,868 6,421	$ $	0.99 1.28
Thomas W. Orr	4/20/2006 6/30/2006	20,000 5,000	$ $	2.05 2.65	$ $	19,868 6,421	$ $	0.99 1.28
Robert A. Puccinelli	4/20/2006 6/30/2006 10/25/2006	20,000 5,000 7,000	$ $ $	2.05 2.65 2.30	$ $ $	19,868 6,421 7,059	$ $ $	0.99 1.28 1.01

(1)
Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in "InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments."

PROPOSAL

APPROVAL OF 2008 STOCK OPTION PLAN

        At the special meeting, the stockholders will be asked to approve the InsWeb Corporation 2008 Stock Option plan (the "Plan")

        The Board has determined that it is in the best interest of our stockholders to approve the 2008 Stock Option Plan. Competition for qualified personnel is intense and equity incentives, such as stock options, are often key components of a company's compensation program. The Board of Directors believes that the 2008 Stock Option Plan is competitive and will provide sufficient equity incentives to attract and retain the services of highly qualified and experienced Board members.

Summary of the Plan

        The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available on the InsWeb website at http://investor.insweb.com.

        General.    The purpose of the Plan is to advance the interests of InsWeb and its stockholders by providing an incentive to attract, retain and reward InsWeb's employees, directors and consultants and by motivating such persons to contribute to InsWeb's growth and profitability. The Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code, and the grant to employees, directors and consultants of nonstatutory stock options.

        Shares Subject to Plan.    A maximum of one million, five hundred thousand (1,500,000) of the authorized but unissued or reacquired shares of Common Stock may be issued under the Plan. This maximum share authorization increases automatically on each January 1 during the term of the Plan by an amount equal to two percent of the number of shares of InsWeb Common Stock issued and outstanding as of the immediately preceding December 31.

        If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by InsWeb at their original exercise price, the expired or repurchased shares are returned to the Plan and again become available for grant. Also, the maximum number of shares that may be issued under the Plan is increased by the number of shares surrendered in payment of the exercise price of options or withheld upon the exercise of options in satisfaction of an optionee's tax withholding obligations. In any event, the maximum aggregate number of shares of Stock that may be issued pursuant to the Plan upon the exercise of Incentive Stock Options may not exceed 1,500,000 shares, cumulatively increased annually on each January 1 by no more than 85,000 shares. No employee may be granted options for more than 250,000 shares during any fiscal year. Appropriate adjustments will be made to the maximum number of shares issuable under the Plan, to the foregoing limits on incentive stock option shares and the maximum annual option grants, to the numbers of shares to be subject to automatically granted director options, and to the number of shares and their exercise price under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of InsWeb.

        Administration.    The Plan is administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to InsWeb upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. However, the Plan permits the Board to delegate to an officer of InsWeb the authority to grant options without further Board approval to eligible persons who are neither officers nor directors of InsWeb. Any such options must comply with the compensation policy approved by the Board and must conform to the provisions of the Plan and the appropriate standard form of stock option agreement approved by the Board. The Board has by resolution delegated such authority to Hussein Enan, the Chairman of the Board.

        The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Plan provides, subject to certain limitations, for indemnification by InsWeb of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. The Board will interpret the Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Plan or any option.

        Eligibility.    Options may be granted under the Plan to employees, directors and consultants of InsWeb or of any present or future parent or subsidiary corporations of InsWeb.. As of January 18, 2008, InsWeb had 66 employees, including five executive officers and in addition, four non-employee directors and no consultants who were eligible under the Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

        Terms and Conditions of Options.    Each option granted under the Plan is evidenced by a written agreement between InsWeb and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price for each option is established in the sole discretion of the Board, except that the exercise price can not be less than the fair market value of a share of stock on the effective date of grant of the option. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of InsWeb or any parent or subsidiary corporation of InsWeb (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of February 8, 2008, the closing price of InsWeb's Common Stock, as reported on the Nasdaq Capital Market, was $11.07per share.

        The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note for the amount in excess of the par value of the stock purchased if the optionee is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee's termination of service. However, if such termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months. In any event, the option must be exercised no later than its expiration date. Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

        Director Option program.    In addition to authorizing the Board to grant options to employees, directors and consultants on a discretionary basis, the Plan provides for the automatic grant of options to directors. Upon first being elected or appointed as a non- employee director, an individual will be granted an option (an "Initial Option") for 25,000 shares of our Common Stock on the day of his or her election or appointment. However, a director who did not previously qualify as a non-employee director and who subsequently becomes a non-employee director will not receive an Initial Option. Effective on the first business day following stockholder approval of this proposal, each non-employee director will receive an option to purchase 5,000 shares (the "Supplemental Options"). In addition, on each July 1 after the date the 2008 Stock Option Plan is approved, each non-employee director will be granted an option (an "Annual Option") to purchase 5,000 shares of Common Stock. The number of shares for which such director options are granted is subject to appropriate adjustment in the event of certain changes in InsWeb's capital structure, as previously described.

        The per share exercise price of each director option will equal the fair market value of a share of common Stock on the date of grant. Generally, the fair market value of a share of Common Stock is determined by the closing price reported on the Nasdaq Capital Market. Initial Options will become exercisable in three substantially equal installments on each of the first three anniversaries of the date of the grant, while Annual Options and Supplemental Options will be fully vested and immediately exercisable upon grant. All options granted to directors will have a term of ten years from the date of the grant. Such options remain exercisable for three months following the director's termination of service for any reason other than death, disability or termination of service following a Change In Control (as described below). In the event of a director's death or disability, the options remain exercisable for 12 months following such termination of service.

        Change in Control.    The Plan defines a "Change in Control" of InsWeb as any of the following events as a result of which the stockholders of InsWeb immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of InsWeb's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of InsWeb, its successor or the corporation to which the assets of InsWeb were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of InsWeb's voting stock; (ii) a merger or consolidation in which InsWeb is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of InsWeb; or (iv) a liquidation or dissolution of InsWeb. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof may either assume InsWeb's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. If the acquiring corporation elects not to assume or substitute for the outstanding options, such options automatically will become immediately exercisable and vested in full as of the date ten days prior to, but conditioned upon the consummation of, the Change in Control. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. Furthermore, options granted under the Plan generally provide that if they are assumed or replaced in connection with a Change in Control but, within 12 months following the Change in Control, the optionee is terminated without "Cause" (as defined in the stock option agreement) or resigns for "Good Reason" (as defined in the stock option agreement), then the option automatically will become immediately exercisable and vested in full, and will remain exercisable for six months following the optionee's termination of service (but in any event no later than the option's expiration date).

        Termination or Amendment.    The Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the Plan have lapsed, provided that options may not be granted under the Plan after February 28, 2018. The Board may terminate or amend the Plan at any time. However, without stockholder approval, the Board may not amend the Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment of the Plan may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code

        Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, InsWeb will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by InsWeb for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to InsWeb with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. InsWeb generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits and Additional Information

        As of the date of this proxy statement, no options have been granted under the Plan conditioned upon stockholder approval of this proposal. The following table sets forth the numbers of shares for which options will be granted automatically under the Plan during the fiscal year ending December 31, 2008 to each person named in the Summary Compensation Table, to all current executive officers as a group, to each current director who is not an executive officer, and to all current directors who are not executive officers as a group if the proposed amendment to the director option program are approved by the stockholders. Apart from the options that will be granted automatically to directors if this proposal is approved by the stockholders, future grants to all other persons under the Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable.

NEW PLAN BENEFITS

Name and position	Numbers of shares for which options will be granted in fiscal 2008
Hussein A. Enan, CEO, Chairman of the Board	—
Jaimie Pickles, President and Chief Operating Officer	—
L. Eric Loewe, SVP, General Counsel and Secretary	—
Kiran Rasaretnam, Chief Financial Officer	—
Steve Yasuda, Chief Accounting Officer	—
Mr. William D. Griffin	—
Mr. Todd R. Ewing	—
All current executive officers, as a group	—
Robert A. Puccinelli, Director	10,000
Dennis H. Chookaszian, Director	10,000
James M. Corroon, Vice Chairman of the Board	10,000
Thomas W. Orr, Director	10,000
All current directors who are not executive officers, as a group	40,000
All employees, including all current officers who are not executive officers, as a group	40,000

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THIS PROPOSAL TO APPROVE THE 2008 STOCK OPTION PLAN

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Under InsWeb's bylaws, in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. To be timely, such notice must be delivered to or mailed and received at InsWeb's principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Business may not be brought before a special meeting other than for the purpose or purposes stated in the notice of the meeting.

        In connection with InsWeb's next annual meeting of stockholders, under the Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than April 24, 2008.

        Proposals of stockholders intended to be included in InsWeb's proxy statement for the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 11290 Pyrites Way, Suite 200, Gold River, California 95670, no later thanFebruary 9, 2008, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no business that will be conducted at the 2008 Special Meeting of Stockholders of InsWeb other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

L. Eric Loewe Senior Vice President, Secretary and General Counsel

February 15, 2008

INSWEB CORPORATION
2008 STOCK OPTION PLAN

(As Approved on                        , 2008)

        1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1    Establishment.    The InsWeb Corporation 2008 Stock Option Plan (the "Plan") is hereby established effective as of                        , 2008 (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

        2.    DEFINITIONS AND CONSTRUCTION.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

            (b)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (c)   "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

            (d)   "Company" means InsWeb Corporation, a Delaware corporation, or any successor corporation thereto.

            (e)   "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

            (f)    "Director" means a member of the Board.

            (g)   "Director Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) granted to a Director pursuant to the terms and conditions of Section 7. Director Options shall be Nonstatutory Stock Options.

            (h)   "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

            (i)    "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

            (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i)  If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

               (ii)  If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (l)    "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (m)  "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (n)   "Nonemployee Director" means a Director of the Company who is not an Employee.

            (o)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

            (p)   "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (q)   "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

            (r)   "Optionee" means a person who has been granted one or more Options.

            (s)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (t)    "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

            (u)   "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

            (v)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (w)  "Section 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

            (x)   "Securities Act" means the Securities Act of 1933, as amended.

            (y)   "Service" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

            (z)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

            (aa) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (bb) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    ADMINISTRATION.

          3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company appointed by the Board shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein.

          3.2    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.3    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.4    Powers of the Board.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

            (a)   to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

            (b)   to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

            (c)   to determine the Fair Market Value of shares of Stock or other property in accordance with the terms of the Plan;

            (d)   to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

            (e)   to approve one or more forms of Option Agreement;

            (f)    to amend, modify, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

            (g)   to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

            (h)   to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

            (i)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

          3.5    Grant Date.    The date of grant for an Option shall be the date on which all action by the Board to approve such option shall have been taken, unless the Board approval includes a determination to establish a later grant date. Vesting may be measured from an Employee's first date of employment, or such other measure as the Board deems appropriate, including performance measures, but in no event shall the grant date be deemed to be a date earlier than the date on which Board approval has occurred.

        4.    SHARES SUBJECT TO PLAN.

          4.1    Maximum Number of Shares Issuable.

            (a)   Subject to adjustment as provided by subsections (b) through (e) of this Section 4.1 and by Section 4.2 below, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million, five hundred thousand (1,500,000) authorized but unissued or reacquired shares of Stock or any combination thereof.

            (b)   The maximum aggregate number of shares of Stock that may be issued under the Plan determined in accordance with subsection (a) above shall be cumulatively increased (the "Annual Increase") on each January 1 after the Effective Date by a number of shares equal to two percent (2%) of the number of shares of Stock issued and outstanding as of the December 31 immediately preceding such January 1.

            (c)   The maximum aggregate number of shares of Stock that may be issued under the Plan determined in accordance with subsections (a) and (b) above shall be reduced at any time by the sum of:

                (i)  the cumulative number of shares of Stock issued as of such time upon the exercise of options granted pursuant to the InsWeb Corporation Senior Executive Nonstatutory Stock Option Plan (the "Executive Plan");

               (ii)  the aggregate number of shares of Stock then subject to options outstanding pursuant to the Executive Plan; and

              (iii)  the aggregate number of shares of Stock then available for the grant of options pursuant to the Executive Plan;

            (d)   If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan. Furthermore, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be increased by:

                (i)  the number of shares of Stock surrendered or attested (as provided in Section 6.3) to the Company in payment of the exercise price of Options; and

               (ii)  the number of shares of Stock withheld upon the exercise of Options in payment of an Optionee's tax withholding obligations.

            (e)   Notwithstanding the provisions of subsections (a) through (d) of this Section 4.1, except as adjusted pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to the Plan upon the exercise of Incentive Stock Options (the "ISO Share Issuance Limit") shall not exceed 1,500,000 shares, cumulatively increased on each January 1 after the Effective Date by that portion of the Annual Increase effective on such date which does not exceed 85,000 shares.

          4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, to the automatic Director Option grant provisions set forth in Section 7.1 and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 9.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.    ELIGIBILITY AND OPTION LIMITATIONS.

          5.1    Persons Eligible for Options.    Options may be granted only to persons who are Employees, Consultants, and Directors as of the date of the Option grant.

          5.2    [Reserved]

          5.3    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

          5.4    Section 162(m) Grant Limit.    Subject to adjustment as provided in Section 4.2, at any such time as the Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than two hundred fifty thousand (250,000) shares (the "Section 162(m) Grant Limit"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

        6.    TERMS AND CONDITIONS OF OPTIONS.

        Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Director Options, shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the sole discretion of the Board except that the exercise price shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2    Exercise Period.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

          6.3    Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) provided that the Optionee is an Employee, by cash for a portion of the aggregate exercise price not less than the par value of the shares being acquired and the Optionee's promissory note in a form approved by the Company for the balance of the aggregate exercise price, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 8, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)    Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

            (c)    Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

            (d)    Payment by Promissory Note.    No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4    Tax Withholding.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

          6.5    Repurchase Rights.    Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.6    Effect of Termination of Service.

            (a)    Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee's termination of Service as follows:

              (i)    Disability.    If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period of time (not less than six (6) months) as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

              (ii)    Death.    If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months (or such other period of time (not less than six (6) months) as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

              (iii)    Termination After Change in Control.    To the extent provided by the Board and set forth in an Optionee's Option Agreement, if such Optionee's Service with the Participating Company Group is terminated following a Change in Control (as defined below), then (1) the Option, to the extent unexercised on the date on which the Optionee's Service terminated, shall remain exercisable for such period of time as provided in the Option Agreement, but in any event no later than the Option Expiration

      Date, and (ii) the vesting and exercisability of the Option shall be accelerated as of the date on which the Optionee's Service terminated to the extent provided in the Option Agreement.

              (iv)    Other Termination of Service.    If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability, death, or following a Change in Control as provided in Section 6.6(a)(iii), the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such other period of time (not less than one (1) month) as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

            (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

            (c)    Extension if Optionee Subject to Section 16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

        7.    TERMS AND CONDITIONS OF DIRECTOR OPTIONS.

        Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of Section 6 to the extent not inconsistent with this Section and the following terms and conditions:

          7.1    Automatic Grant.    Subject to the execution by a Director of an appropriate Option Agreement, Director Options shall be granted automatically and without further action of the Board, as follows:

            (a)    Initial Option.    Each person who is first elected or appointed as a Nonemployee Director after the Effective Date shall be granted an Option to purchase twenty-five thousand (25,000) shares of Stock on the date of such initial election or appointment (an "Initial Option"). Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as a Nonemployee Director shall not receive an Initial Option in the event that such Director subsequently becomes a Nonemployee Director.

            (b)    Annual Option.    Each Nonemployee Director shall be granted on each July 1 (or the first business day thereafter if July 1 is not a business day) an Option to purchase five thousand (5,000) shares of Stock (an "Annual Option").

            (c)    Supplemental Options.    On March3, 2008, each Nonemployee Director shall be granted an Option to purchase 5,000 shares of Stock (each, a "Supplemental Option").

            (d)    Right to Decline Director Option.    Notwithstanding the foregoing, any person may elect not to receive a Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Director Option would otherwise be granted. A person so declining a Director Option shall receive no payment or other consideration in lieu of such declined Director Option. A person who has declined a Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Director Option would be granted pursuant to Section 7.1(a) or (b), as the case may be.

          7.2    Exercise Price.    The exercise price per share of Stock subject to a Director Option shall be the Fair Market Value of a share of Stock on the date the Director Option is granted.

          7.3    Vesting and Exercise Period.    Provided that the Optionee's Service has been continuous from the date of grant until the relevant vesting date, each Initial Option and shall vest and become exercisable in three (3) substantially equal installments on each of the first three (3) anniversaries of the date of grant of the Option. Each Annual Option and each Supplemental Option shall be immediately exercisable and vested in full on and after the date of grant of the Option. Director Options shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Director Option, unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

          7.4    Effect of Termination of Service.

            (a)    Option Exercisability.    Subject to earlier termination of the Director Option as otherwise provided herein, a Director Option shall be exercisable after an Optionee's termination of Service as follows:

              (i)    Disability.    If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Director Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

              (ii)    Death.    If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Director Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Director Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

              (iii)    Termination After Change in Control.    If the Optionee's Service with the Participating Group ceases as a result of a "Termination After Change in Control" (as defined in the Option Agreement evidencing the Director Option), the (1) the Director Option may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee's Service was so terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option shall be accelerated in full effective as of the date on which the Optionee's Service terminated.

              (iv)    Other Termination of Service.    If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Director Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

            (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of a Director Option within the applicable time periods set forth in Section 7.4(a) is prevented by the provisions of Section 12 below, the Director Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Director Option is exercisable, but in any event no later than the Option Expiration Date.

            (c)    Extension if Optionee Subject to Section 16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.4 (a) of shares acquired upon the exercise of the Director Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Director Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

        8.    STANDARD FORMS OF OPTION AGREEMENT.

          8.1    Incentive Stock Options.    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement approved by the Board from time to time.

          8.2    Nonstatutory Stock Options (Other than Director Option).    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" (other than a Director Option) shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement approved by the Board from time to time.

          8.3    Director Option.    Each Director Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonstatutory Stock Option Agreement (Director Option) approved by the Board from time to time.

          8.4    Authority to Vary Terms.    The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 8 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan.

        9.    CHANGE IN CONTROL.

          9.1    Definitions.

            (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                (i)  the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company (other than as selling stockholders in an underwritten public offering) of more than fifty percent (50%) of the voting stock of the Company;

               (ii)  a merger or consolidation in which the Company is a party;

              (iii)  the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

              (iv)  a liquidation or dissolution of the Company.

            (b)   A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          9.2    Effect of Change in Control on Options.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this Section 9.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 9.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 9.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

        10.    PROVISION OF INFORMATION.

        Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        11.    NONTRANSFERABILITY OF OPTIONS.

        During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Nonstatutory Stock Option shall be assignable or transferable to the extent permitted by the Board and set forth in the Option Agreement evidencing such Option.

        12.    COMPLIANCE WITH SECURITIES LAW.

        The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        13.    INDEMNIFICATION.

        In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        14.    TERMINATION OR AMENDMENT OF PLAN.

        The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the InsWeb Corporation 2008 Stock Option Plan as duly adopted and amended by the Board effective as of                        , 2008.

Secretary

INSWEB CORPORATION
Proxy for the Special Meeting of Stockholders
to be Held on February 29, 2008
Solicited by the Board of Directors

        The undersigned hereby appoints Hussein A. Enan and Kiran Rasaretnam with full power of substitution to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation, a Delaware corporation ("InsWeb"), which the undersigned is entitled to vote at the special meeting of the stockholders of InsWeb to be held at the corporate headquarters of InsWeb located at 11290 Pyrites Way, Suite 200, Gold River, California 95670 on February 29th 2008, at 1:00 pm local time, and at any adjournment or postponement thereof (1) as hereinafter specified under the proposal listed on the reverse side and as more particularly described in the Proxy Statement of InsWeb dated February 15, 2008 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THIS PROPOSAL.

(Continued and to be signed on the reverse side)

Please mark
☐ votes as in this example

The Board of Directors recommends a Vote "FOR" the following proposal:

		FOR	ABSTAIN	AGAINST
1.	To approve the InsWeb Corporation 2008 Stock Option Plan.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND ☐ NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE ☐ MEETING

Signature	Date:	, 2008

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. An authorized person should sign Corporate or partnership proxies in full corporate or partnership name. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

QuickLinks

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT INSWEB
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL APPROVAL OF 2008 STOCK OPTION PLAN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
INSWEB CORPORATION 2008 STOCK OPTION PLAN (As Approved on , 2008)